EXHBIT 10.6

                          FIRST STERLING BANCORP, INC.
                      1988 NON-QUALIFIED STOCK OPTION PLAN


Purpose of Plan

     The First Sterling Bancorp., Inc. 1988 Non-Qualified Stock Option Plan (the "Plan"), is intended to provide a method whereby certain directors and executives of First Sterling Bancorp, Inc. (the "Corporation") and its subsidiaries who are largely responsible for the foundation, management, growth and success of the Corporation, may be encouraged to acquire or increase stock ownership in the Corporation, thus increasing their proprietary interest in the business of the Corporation, and promoting the interests of the Corporation and all its stockholders. Accordingly, the Corporation will from time to time during the term of the Plan grant to such persons so selected, options to purchase shares of common stock ("Common Stock") of the Corporation, subject to the conditions hereinafter provided.

Eligibility

     Stock option grants under the Plan may be made only to executives or directors of the Corporation or of its subsidiaries. The term "subsidiary" shall mean any corporation, now existing, hereafter organized or hereafter acquired, in an unbroken chain running down from the parent company where each corporation other than the last in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Administration

     Within the limits of the Plan, the Board of Directors shall have full authority and discretion (i) to determine the time or times of granting stock options; (ii) to select the individuals eligible for Plan participation (hereinafter called "Participants"); (iii) to determine the number of shares subject to each option; (iv) to determine the date or dates when the options will be granted; (v) to determine the Fair Market Value of the shares subject to each option; (vi) to determine the date or dates or other method of vesting to fix the time when each option may be exercised within the term of the option specified in the grant of that option; and (vii) to prescribe the form, which shall be consistent with the Plan, of the instruments and agreements evidencing any options granted under the Plan. The Board of Directors shall also have full power and authority to construe and interpret the Plan and adopt such administrative guidelines necessary for the Plan's operation. It may take action either by vote of its members in a duly assembled meeting, by a telephone conference call or by an instrument in writing signed by all members without a meeting. Members of the Board of Directors shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

Stock Option Grants

     Stock options granted under the Plan shall consist of non-qualified stock options. The Board of Directors shall determine the form, and time, of option grants for each Participant.

     The option price per share for each stock option shall not be less than 100% of Fair Market Value of the Corporation's Common Stock on the date the option is granted. The Board of Directors shall determine Fair Market Value by taking into account the most recent sales price for the Corporation's Common Stock. The Board of Directors shall be responsible for determining the exact price of stock options.

     Stock options may be exercised in whole or in such parts as may be specified from time to time by the Board of Directors. It may specify conditions to the exercise of options, other than the passage of time, if the Board deems such conditions appropriate under the circumstances. In all cases, exercise of a stock option shall be subject to the following provisions:

     --In the event a Participant is an employee and the Participant's termination of employment is due to a cause other than death or retirement, all unexercisable stock options shall expire. Vested stock options shall remain exercisable for a period of three months following a Participant's termination date, unless Participant is terminated for cause, in which case all options shall be cancelled and terminated.

     --In the event a Participant is an employee and the Participant's termination is due to death or retirement, all unvested stock options shall expire. Vested stock options remain exercisable for a period of 12 months following the Participant's termination date, unless Participant is terminated for cause, in which case all options shall be cancelled and terminated.

     --In the event a Participant is an employee and the Participant's termination is due to death or retirement, all unvested stock options shall expire. Vested stock options remain exercisable for a period of 12 months following the Participant's death or retirement. However, no stock option shall, in any event, be exercised after the expiration of 10 years from the date such option is granted, or such earlier date as may be specified in the option.

     --All shares acquired through the Plan shall be paid for in full at the time of option exercise, in cash.

     --An option shall not be transferrable by the Plan Participant except by will or by the laws of descent and distribution and shall be exercisable during the Plan Participant's lifetime only by the Plan Participant.

     --In the event of any change in the corporate structure of shares of the Corporation (for example, a reorganization, stock split, recapitalization, stock dividend, merger, and/or consolidation), the Board of Directors shall make any adjustments in the Plan deemed necessary to preserve the Plan's basic intent.

Allotment of Shares

     As approved by the shareholders, a maximum of 100,000 authorized but unissued shares of Common Stock of the Corporation shall be allotted to the Plan. Shares covered by options which are not exercised or have been terminated during the duration of this Plan may be reallocated by the Board of Directors. The Board may, in its discretion, issue Treasury shares in lieu of authorized but unissued shares; however, if Treasury shares are issued, the number of authorized but unissued shares allotted to the Plan will be reduced.

Effective Date of Plan

     The Plan will be effective for the year ending December 31, 1988.

Choice of Law

     The Plan shall be administered according to the laws of the Commonwealth of Pennsylvania.

Rights of Employment

     Nothing in the Plan will confer upon any Participant any right to continue in the Corporation's employ or shall restrict the Corporation's rights to terminate the employment of any Participant.

Amendment, Suspension or Termination of Plan

     The Board of Directors of the Corporation may, at any time, suspend or terminate the Plan. The Board may also, from time to time, amend the Plan in such respects as it may deem advisable in order that the payment of awards made hereunder may conform to any change in law or in other respects which the Board deems to be in the best interest of the Corporation. No such amendment, without the approval of the stockholders, shall change the class of persons eligible for stock option grants or increase the number of shares available under the Plan. No amendment shall adversely affect any right of any Participant, or his or her successors in interest, under the terms of any award hereunder prior to the effective date of the amendment without the consent of such Participant.

Modification, Extension and Renewal of Options

      Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Without limiting the generality of the foregoing, the Board of Directors may grant to an optionholder, if he or she is otherwise eligible and consents thereto, a new or modified option in lieu of an outstanding option for a number of shares, at an exercise price and for a term which are greater or lesser than under the earlier option, or may do so by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations and conditions of the Plan. The foregoing notwithstanding, no modification of an option shall, without the consent of the optionholder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

Period in Which Options May Be Granted

     Options may be granted pursuant to the Plan at anytime on or before January 1, 1992.

Restrictions on Common Stock Issued Under Plan

     The Corporation may plan upon any stock certificate for shares issuable upon exercise of such option the following legend or such other legend as the Board of Directors may prescribe to pretend disposition of the shares in violation of the Securities Act of 1933 or other applicable law or agreements:

     "This certificate, and the shares evidenced thereby, are held subject to the terms, covenants and conditions of a subscription agreement and the First Sterling Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, copies of which are on file and may be inspected at the offices of the Corporation.